POWER OF ATTORNEY
ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 2016

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen C. Hooley, Gregg Wm. Givens and Douglas W. Fleming, each of them, until December 31, 2017, their true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for them and in their name, place and stead, in any and all capacities, to sign DST System, Inc.'s Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended December 31, 2016, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

DST SYSTEMS, INC.

Signature	Dated as of February 24, 2017

/s/ Joseph C. Antonellis
Joseph C. Antonellis	Jerome H. Bailey

/s/ Lowell L. Bryan	/s/ Lynn Dorsey Bleil
Lowell L. Bryan	Lynn Dorsey Bleil

/s/ Gary D. Forsee	/s/ Charles E. Haldeman, Jr.
Gary D. Forsee	Charles E. Haldeman, Jr.

/s/ Samuel G. Liss
Samuel G. Liss